Exhibit (10)II
CONFIDENTIAL TREATMENT REQUESTED
[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities Exchange Commission.

FIRST AMENDMENT TO THE CREDIT CARD PROGRAM AGREEMENT

THIS FIRST AMENDMENT (the "Amendment") is made effective as of this 24th day of February, 2015 (the "First Amendment Effective Date")

BY AND AMONG:

TARGET CORPORATION,

TARGET ENTERPRISE, INC.,

- and -

TD BANK USA, N.A.

WHEREAS Target Corporation, Target Enterprise Inc. (collectively "Company") and TD Bank USA, N.A. ("Bank") entered into the Credit Card Program Agreement as of the 22nd day of October, 2012 (the "Agreement"); and
WHEREAS the parties now wish to amend the Agreement in accordance with Section 17.6 of the Agreement to, among other matters, extend the term of the Agreement;
NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Bank agree as follows:
Article 1 – Program Extension Payment

1.1.
Commencing March 13, 2015, Bank shall pay to Company [*] dollars ($[*]) (the "Program Extension Payment") per Reference Year during the Term of the Agreement. Bank shall pay the Program Extension Payment to Company in immediately available funds as directed by Company within 5 business days of the start of each Reference Year.

Article 2 – Program Enhancement Amount

2.1.
The Program Managers shall meet at their discretion, but at least once annually, to propose and discuss investments in the Program to grow Alternative Risk Adjusted Revenues, enhance the Cardholder experience or otherwise improve the Program (the "Agreed Initiatives"). Bank shall make available, in the aggregate, up to [*] dollars ($[*]) (the "Annual Program Enhancement Amount") per Reference Year for reimbursement of Company's and Bank's documented out-of-pocket expenses for Agreed Initiatives. Neither party shall be entitled to any reimbursement from the Annual Program Enhancement Amount to the extent such out-of-pocket expenses have not been agreed in writing by each of the Program Managers of Bank and Company.

2.2.
To the extent that the Program Managers cannot mutually agree on spending of the Annual Program Enhancement Amount and/or less than the entire Annual Program Enhancement Amount has been spent in a Reference Year, any funds remaining in the Annual Program Enhancement Amount for such Reference Year shall be retained by Bank and shall not, for greater certainty, be carried over into another Reference Year. In no event shall Company and Bank collectively be entitled under this provision to reimbursement with respect to Agreed Initiatives of more than the Annual Program Enhancement Amount in any Reference Year regardless of the actual amount of out-of-

pocket expenses and regardless of whether the expenses were approved by the mutual agreement of both Program Managers.

2.3.
Each party shall provide the other with reasonable evidence regarding the expenditure of the mutually agreed out-of-pocket expenses supporting the Agreed Initiatives. Bank shall reimburse Company for expenses incurred by Company for the Agreed Initiatives within forty-five (45) days' receipt of the reasonable evidence, subject to the terms above.

Article 3– Amendments to Agreement

3.1.
Section 2.8(a) of the Agreement is amended by deleting (iv) in its entirety and replacing it with "(iv) [*] as a Company Matter during the Term, [*]." The parties hereby acknowledge that as of the First Amendment Effective Date, Company has already exercised its First Selection by selecting MasterCard to replace Visa as the Network for the Program.

3.2.	Section 2.8(c) of the Agreement is amended by deleting "a single BIN" and replacing it with "one or more BINs".

3.3.	Schedule 3.7(a) of the Agreement is amended by deleting [*].

3.4.	Section 4.1(a)(xii) of the Agreement is amended by deleting "material".

3.5.	Section 14.1 is amended by deleting "seven (7)" and replacing with "twelve (12)".

3.6.
Section 14.2(b) is amended by including ", or a corporate reorganization or restructuring involving a holding company above the ultimate parent, provided that the shareholders of such parent are substantially the same immediately prior to the transaction and immediately after the transaction," immediately following "restructuring".

3.7.
Section 17.11 is amended by including “Each of the parties to this Agreement may specify a different address or email address by giving notice in accordance with this Section 17.11 to each of the other parties.”

Article 4 – Miscellaneous

4.1.
All provisions of the Agreement which are not modified by this Amendment shall remain in full force and effect as set forth in the Agreement. In the event of any inconsistencies between the terms of the Agreement and this Amendment, the provisions of this Amendment shall prevail.

4.2.	This Amendment shall be deemed as an integral part of the Agreement.

4.3.	Capitalized terms not otherwise defined in this Amendment shall have the meaning given to them in the Agreement.

4.4.
Sections 17.3 (Assignment), 17.6 (Amendment), 17.7 (Non-Waiver), 17.8 (Severability), 17.9 (Governing Law), 17.11 (Notices), 17.12 (Further Assurances), 17.13 (No Joint Venture), 17.14 (Press Releases), 17.16 (Third Parties), 17.19 (Binding Effect; Effectiveness) and 17.20 (Counterparts/Facsimiles/PDF E-Mails) of the Agreement shall apply, mutatis mutandis, to this Amendment as if they were fully set

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities Exchange Commission.

out herein (except for references therein to “this Agreement” shall be construed and interpreted as “this Amendment”).

[SIGNATURE PAGE FOLLOWS]

[*] Indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities Exchange Commission.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

TARGET CORPORATION
By: /s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

TARGET ENTERPRISE, INC.
By: /s/ Sara Ross
Sara Ross
Assistant Treasurer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE CREDIT CARD PROGRAM AGREEMENT

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.
TD BANK USA, N.A.
By: /s/ Stephen Boyle
Name:     Stephen Boyle
Title:     Chief Financial Officer

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE CREDIT CARD PROGRAM AGREEMENT